UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2012

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

00028489	02-0563870
(Commission File Number)	(IRS Employer Identification Number)

305 College Road East

Princeton, New Jersey 08540

(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 452-9813

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In consideration for the prior waiver by Thomas A. Moore, the Chief Executive Officer of Advaxis, Inc. (the “Company”), of the Company’s obligation to keep reserved from its authorized and available shares of common stock, par value $0.001 per share (the “Common Stock”), such number of shares of Common Stock necessary to effect the exercise or conversion, as applicable, in full, of (i) warrants to purchase an aggregate of 11,064,611 shares of Common Stock (the “Original Warrants”) and (ii) a promissory note convertible into 800,000 shares of Common Stock (the “Original Note”), the Company entered into an exchange agreement on July 5, 2012 with Mr. Moore (the “Exchange Agreement”).

Pursuant to the Exchange Agreement, Mr. Moore surrendered the Original Warrants to the Company in exchange for receiving warrants to purchase an aggregate of approximately 11,064,611 shares of Common Stock (the “Exchanged Warrants”) in the same form as the Original Warrants, except that (i) none of the Exchanged Warrants are exercisable and no shares of Common Stock will be reserved for issuance upon exercise of the Exchanged Warrants until the Company obtains stockholder approval to increase its authorized shares of Common Stock and files an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware to effect such increase and (ii) certain of the Exchanged Warrants received in the exchange have an extended expiration date which is two years following the date the Company obtains stockholder approval to increase its authorized shares of Common Stock and files an amendment to its certificate of incorporation. In addition, pursuant to the Exchange Agreement, Mr. Moore agreed not to convert the Original Note until the Company obtains stockholder approval to increase its authorized shares of Common Stock and files on amendment to its certificate of incorporation with the Secretary of State of the State of Delaware to effect such increase.

The Exchanged Warrants were issued pursuant to an exemption from the registration requirements under Section 3(a)(9) of the Securities Act of 1933, as amended, Rule 506 of Regulation D promulgated thereunder and Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The shares to be issued upon exercise of the Exchanged Warrants and conversion of the Original Note have not been registered under the Securities Act, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is attached hereto as Exhibit 10.1, and incorporated herein by this reference.

Item 3.02. Unregistered Sales of Securities.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Exchange Agreement, dated as of July 5, 2012, by and between Advaxis, Inc. and Thomas A. Moore.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2012	Advaxis, Inc.

	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Exchange Agreement, dated as of July 5, 2012, by and between Advaxis, Inc. and Thomas A. Moore.